Exhibit 21

             List of Subsidiaries of the Registrant



                                      State or
                                   Jurisdiction of
          Name of Subsidiary       Incorporation     d/b/a
          ------------------       ---------------   -----

     Home Depot International, Inc. Delaware

     Home Depot U.S.A., Inc.        Delaware       The Home Depot

     Homer III, Inc.                Delaware

     Homerlease, Inc.               Delaware

     M B Food Service, Inc.         Delaware

     Home Depot of Canada Inc.      Canada

     THD Bermuda, LTD.              Bermuda

     Home Depot NRO Holdings, Inc.  Canada

     Jabs Realty, Inc.              Georgia

     Homer II, Inc.                 Delaware

     Homer TLC, Inc.                Delaware

     Home Depot Recycling, Inc.     Georgia

     The Home Depot Special
     Services, Inc.                 Delaware

     Go Blue, Inc.                  Georgia

     The Home Depot Canada          A Canadian     Aikenhead's
                                    partnership    Home Improvement
                                    in which the   Warehouse
                                    Registrant owns
                                    a 75% interest